Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan and Directors’ Stock Option Plan of StarTek, Inc. of our report dated February 24, 2004, with respect to the consolidated financial statements of StarTek, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
July 12, 2004